EXHIBIT 11

                   ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS (a)
                     (in thousands except per share amount)
                                  unaudited
<F1>

                                 Three Months Ended    Nine Months Ended
                                    September 30,         September 30,
                                 -------------------  --------------------
                                  1994      1993        1994      1993
                                 --------   --------   -------   ---------
Computation of Earnings Per
  Common Share and Common
  Equivalent Share:
- - ---------------------------
Net Income                       $2,329    $2,112      $6,084    $5,608
                                 =======   =======     =======   =======
Average Number of Shares Used
  to Compute Earnings
  per Common Share                5,069     5,029       5,064     5,023
Effect of Unexercised
  Stock Options                      39        70          57        54
                                 -------   -------     -------   -------
Average Number of Shares Used
  to Compute Earnings per
  Common and Common
  Equivalent Share                5,108     5,099       5,121     5,077
                                 =======   =======     =======   =======
Earnings per Common and
Common Equivalent Share          $  .46    $  .41      $ 1.19    $ 1.11
                                 =======   =======     =======   =======
Computation of Earnings
  Per Common Share Assuming
  Full Dilution:
- - ---------------------------
Net Income                       $2,329    $2,112      $6,084    $5,608
                                 =======   =======     =======   =======
Average Number of Shares
  Used to Compute Earnings
  per Common Share                5,069     5,029       5,064     5,023
Effect of Unexercised
  Stock Options                      40        95          57        98
                                 -------   -------     -------   -------
Average Number of Shares
  Used to Compute Earnings
  per Common Share Assuming
  Full Dilution                   5,109     5,124       5,121     5,121
                                 =======   =======     =======   =======
Earnings per Common Share
  Assuming Full Dilution         $  .46    $  .41      $ 1.19    $ 1.10
                                 =======   =======     =======   =======

- - ------------------
<F1>
(a) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%, including fractional cents per share.

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